UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Baxter International Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-0781620
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
0.400% Senior Notes due 2024	New York Stock Exchange
1.300% Senior Notes due 2029	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box:  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box:  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-226987 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered

The titles of the securities to be registered hereunder are: (a) 0.400% Senior Notes due 2024; and (b) 1.300% Senior Notes due 2029. For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Notes” in the prospectus supplement, dated May 10, 2019, which was filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Debt Securities,” in the prospectus, dated August 23, 2018, contained in the registrant’s effective registration statement on Form S-3 (Registration Statement No. 333-226987), which was filed with the Commission on August 23, 2018, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement on Form 8-A:

1.	Indenture, dated as of August 8, 2006, between Baxter International Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on August 9, 2006).

2.	Twelfth Supplemental Indenture, dated as of May 15, 2019, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (including form of 0.400% Senior Note due 2024 and form of 1.300% Senior Note due 2029) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on May 15, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 15, 2019

BAXTER INTERNATIONAL INC.

By:	/s/ Ellen K. McIntosh
Name:	Ellen K. McIntosh

Title:	Senior Vice President and Corporate Secretary